GAMING AND LEISURE PROPERTIES, INC. REPORTS RECORD SECOND QUARTER 2021 RESULTS

WYOMISSING, PA — July 29, 2021 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced record financial results for the quarter ended June 30, 2021.

Financial Highlights

	Three Months Ended June 30,
(in millions, except per share data)	2021	2020
Total Revenue	$317.8	$262.0
Income from Operations	$212.1	$180.7
Net Income	$138.2	$112.4
FFO (1)	$195.1	$166.9
AFFO (2)	$203.8	$180.6
Adjusted EBITDA (3)	$276.2	$246.9

Net income, per diluted common share	$0.59	$0.52
FFO, per diluted common share	$0.83	$0.77
AFFO, per diluted common share	$0.87	$0.84

(1)  FFO is net income, excluding gains or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)  AFFO is FFO, excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, amortization of land rights, straight-line rent adjustments and losses on debt extinguishment, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, gains or losses from sales of property, stock based compensation expense, straight-line rent adjustments, amortization of land rights, and losses on debt extinguishment.

Peter Carlino, Chairman and Chief Executive Officer of GLPI, commented, "GLPI’s record second quarter results and our financial performance over the last year highlight the value of resilient regional gaming markets and our high quality tenant roster that has been further diversified while maintaining a close watch on our capital structure and cost of capital. As a result, we have established sustained financial stability, capitalized on new growth opportunities with existing and new tenants, and returned capital to shareholders in the form of stock and cash dividends on an uninterrupted basis, despite the challenges presented by the pandemic.

“As we look to the second half of 2021, GLPI remains well positioned to deliver record results as we further expand and diversify our portfolio and benefit from the continued strength in regional gaming markets, with many of the operations at GLPI’s properties recording both record bottom line results and margins, as well as growth in topline performance compared to 2019 (prior to the COVID-19 outbreak). As a result, on May 1, 2021, full rent escalators were achieved with respect to the Amended Pinnacle Master Lease, the Boyd Master Lease and the Belterra Park Lease, which increased annualized rent by $6.1 million. Furthermore, given Penn National Gaming's strong recent performance, we expect to achieve a full rent escalation with respect to the Penn Master Lease in the fourth quarter that would increase annualized rent by $5.6 million. We expect to continue to invest in existing and new tenant relationships by sourcing portfolio enhancing, accretive growth opportunities. Taken together, these factors support our confidence that the Company is well positioned to extend its long track record of value creation for shareholders.”

Recent Developments

•As of July 29, 2021, all of GLPI's 50 properties, (including Hollywood Casino Baton Rouge which is owned and operated by the Company's taxable REIT subsidiary and has been contracted for sale, as described below) are open to the public.

•On April 13, 2021, GLPI announced an expansion of its relationship with Bally's Corporation (NYSE: BALY) ("Bally's") to acquire the real estate assets of Bally's casino properties in Rock Island, Illinois and Black Hawk, Colorado, for total consideration of $150 million. The parties expect to add the properties to the master lease created in connection with Bally's acquisition of Tropicana Evansville and Dover Downs Hotel & Casino (the "Bally's Master Lease") (described more fully below). This transaction is expected to generate incremental annualized rent of $12.0 million, with a normalized rent coverage of 2.25x in the first calendar year post-acquisition. The acquisitions of the real estate assets of Bally's properties in Rock Island and Black Hawk are expected to close in early 2022.

•Bally’s also granted GLPI a right of first refusal to fund the real property acquisition or development project costs associated with all potential future transactions in Michigan, Maryland, Virginia and New York through one or more sale-leaseback or similar transactions for a term of seven years. Furthermore, both GLPI and Bally’s committed to a structure whereby GLPI had the potential to acquire additional assets in sale-leaseback transactions to the extent Bally’s elects to utilize GLPI’s capital as a funding source for their proposed acquisition of Gamesys Group plc ("Gamesys"). The $500 million commitment was intended to provide Bally’s alternative financing, which, at GLPI’s sole discretion could be funded in the form of equity, additional prepaid sale-leaseback transactions or secured loans. On July 26, 2021, Bally's announced that as a result of better than expected operating performance at its land-based retail casinos and interactive businesses, it does not plan to draw on the Company's commitment to fund the Gamesys acquisition.

•Bally’s agreed to acquire both GLPI’s non-land real estate assets and Penn National Gaming, Inc.’s (NASDAQ: PENN) ("Penn") outstanding equity interests in Tropicana Las Vegas Hotel and Casino, Inc. for an aggregate cash acquisition price of $150 million. GLPI will retain ownership of the land and concurrently enter into a 50-year ground lease with Bally's for an initial annual rent of $10.5 million. The ground lease will be supported by a Bally’s corporate guarantee and cross-defaulted with the Bally’s Master Lease. This transaction is expected to close in early 2022.

•On December 15, 2020, the Company announced an agreement to sell the operations of Hollywood Casino Baton Rouge ("HCBR") to Casino Queen for $28.2 million. GLPI will continue to own the real estate and will enter into an amended master lease with Casino Queen, which will include both their current DraftKings at Casino Queen property in East St. Louis and the HCBR facility, for annual cash rent of $21.4 million with a new initial term of 15 years and four 5-year extensions. This rental amount will be increased annually by 0.5% for the first six years. Beginning with the seventh lease year through the remainder of the lease term, if the Consumer Price Index ("CPI") increases by at least 0.25% for any lease year, then annual rent shall be increased by 1.25%, and if the CPI increase is less than 0.25%, then rent will remain unchanged for such lease year. GLPI will complete the previously announced landside development project at HCBR and the rent under the master lease will be adjusted upon completion to reflect a yield of 8.25% on our project costs. GLPI will also have a right of first refusal with Casino Queen for other sale leaseback transactions for up to an incremental $50 million of rent over the next 2 years. Finally, upon the closing of the transaction, which is expected in the second half of 2021, subject to regulatory approvals and customary closing conditions, GLPI will receive a one-time cash payment of $4 million in satisfaction of the outstanding loan to Casino Queen.

•In accordance with the rent deferral agreement that was signed in 2020 with Casino Queen, $2.1 million of rent was deferred due to the property's temporary closure in the first quarter of 2021. GLPI anticipates this amount will be collected at the closing of the HCBR transaction.

•On December 15, 2020, the Company announced that Penn exercised its option to acquire the operations of Hollywood Casino Perryville for $31.1 million in cash. This transaction closed on July 1, 2021. GLPI entered into a new lease with Penn with an initial term of 20 years, with three 5-year renewal options, for the real estate assets associated with the property for an initial annual cash rent of $7.77 million, $5.83 million of which will be subject to escalation provisions beginning in the second lease year through the fourth lease year, increasing by 1.50% during such period and then increasing by 1.25% for the remaining lease term. The escalation provisions beginning in the fifth lease year are subject to CPI being at least 0.5% for the preceding lease year.

•Since re-opening in May 2020 and June 2020, respectively, HCBR (the operations of which are anticipated to be divested in the second half of 2021) and Hollywood Casino Perryville (the operations of which were divested on July 1, 2021), the gaming properties GLPI owns and operates through its taxable REIT subsidiary, have generated strong financial results. Second quarter 2021 net revenues and adjusted EBITDA from these properties exceeded comparable 2019 levels (prior to the COVID-19 outbreak), increasing by $10.4 million, or 31.3%, and $6.7 million, or 78.4%, respectively.

•On October 27, 2020, the Company entered into a series of definitive agreements pursuant to which a subsidiary of Bally's acquired 100% of the equity interests in the Caesars Entertainment, Inc. (NASDAQ: CZR) ("Caesars") subsidiary that operated Tropicana Evansville and the Company reacquired the real property assets of Tropicana Evansville from Caesars for a cash purchase price of approximately $340.0 million. The Company also entered into a real estate purchase agreement with Bally's pursuant to which it acquired the real estate assets of the Dover Downs Hotel & Casino, located in Dover, Delaware, which is currently operated by Bally's, for a cash purchase price of approximately $144.0 million. These transactions closed on June 3, 2021 and the Tropicana Evansville and Dover Downs Hotel & Casino facilities were added to the new Bally's Master Lease. The Bally's Master Lease has an initial term of 15 years, with no purchase option, followed by four five-year renewal options (exercisable by Bally's) on the same terms and conditions. Rent under the Bally's Master Lease is $40.0 million annually, subject to an annual escalator of up to 2% determined in relation to the annual increase in the CPI.

•The Company's leases contain variable rent that are reset on varying schedules depending on the lease. In the aggregate, the portion of cash rents that are variable represented approximately 15% of GLPI's 2020 full year cash rental income. Of that 15% variable rent, approximately 29% resets every five years which is associated with the Penn Master Lease and the Casino Queen lease, 41% resets every two years and 30% resets monthly which is associated with the Penn Master Lease (of which approximately 51% is subject to a floor or $22.9 million annually for Hollywood Casino Toledo). The Company does not have any variable rent resets until 2022.

Dividend
On May 20, 2021, the Company's Board of Directors declared a second quarter cash dividend of $0.67 per share on the Company's common stock. The dividend was paid on June 25, 2021 to shareholders of record on June 11, 2021.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of June 30, 2021, GLPI's portfolio consisted of interests in 50 gaming and related facilities, including approximately 35 acres of real estate at Tropicana Las Vegas and the Company's wholly-owned and operated Hollywood Casino Baton Rouge and Hollywood Casino Perryville, which are referred to as the "TRS Segment", the real property associated with 33 gaming and related facilities operated by Penn (excluding the Tropicana Las Vegas), the real property associated with 7 gaming and related facilities operated by Caesars, the real property associated with 4 gaming and related facilities operated by Boyd Gaming Corporation (NYSE: BYD), the real property associated with 2 gaming and related facilities operated by Bally's and the real property associated with the Casino Queen in East St. Louis, Illinois. These facilities are geographically diversified across 17 states and contain approximately 25.3 million square feet of improvements.

Conference Call Details

The Company will hold a conference call on July 30, 2021 at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13721022
The playback can be accessed through Friday, August 6, 2021.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Rental income	$274,102	$245,749	$537,944	$495,156
Interest income from real estate loans	—	6,240	—	13,556
Total income from real estate	274,102	251,989	537,944	508,712
Gaming, food, beverage and other	43,659	9,979	81,360	36,738
Total revenues	317,761	261,968	619,304	545,450

Operating expenses
Gaming, food, beverage and other	22,382	4,858	42,308	21,361
Land rights and ground lease expense	8,191	5,781	14,924	13,859
General and administrative	16,821	13,231	32,903	29,218
Losses (gains) from dispositions of properties	93	(8)	93	(7)
Depreciation	58,150	57,390	116,851	113,953
Total operating expenses	105,637	81,252	207,079	178,384
Income from operations	212,124	180,716	412,225	367,066

Other income (expenses)
Interest expense	(70,413)	(69,474)	(140,826)	(141,478)
Interest income	54	273	178	469
Losses on debt extinguishment	—	(5)	—	(17,334)
Total other expenses	(70,359)	(69,206)	(140,648)	(158,343)

Income before income taxes	141,765	111,510	271,577	208,723
Income tax provision (benefit)	3,549	(840)	6,177	(521)
Net income	$138,216	$112,350	$265,400	$209,244

Earnings per common share:
Basic earnings per common share	$0.59	$0.52	$1.14	$0.97
Diluted earnings per common share	$0.59	$0.52	$1.14	$0.97

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	TOTAL REVENUES		ADJUSTED EBITDA
	Three Months Ended June 30,		Three Months Ended June 30,
	2021	2020	2021	2020
Real estate	$274,102	$251,989	$260,986	$246,009
TRS Segment	43,659	9,979	15,171	851
Total	$317,761	$261,968	$276,157	$246,860

	TOTAL REVENUES		ADJUSTED EBITDA
	Six Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Real estate	537,944	508,712	$515,821	$499,868
TRS Segment	81,360	36,738	$26,941	$5,805
Total	$619,304	$545,450	$542,762	$505,673

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expense (1)
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Real estate general and administrative expenses	$10,715	$8,961	20,792	19,646
TRS Segment general and administrative expenses	6,106	4,270	12,111	9,572
Total reported general and administrative expenses	$16,821	$13,231	$32,903	$29,218

(1) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees and other administrative costs.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended June 30, 2021	Building base rent	Land base rent	Percentage rent	Total cash rental income	Straight-line rent adjustments	Ground rent in revenue	Other rental revenue	Total rental income
Penn Master Lease	$69,851	$23,492	$26,387	$119,730	$2,232	$891	$12	$122,865
Amended Pinnacle Master Lease	57,558	17,814	6,694	82,066	(4,837)	1,804	—	79,033
Penn Meadows Lease	3,952	—	2,262	6,214	572	—	63	6,849
Penn Morgantown	—	750	—	750	—	—	—	750
Caesars Master Lease	15,628	5,932	—	21,560	2,590	403	—	24,553
Lumiere Place Lease	5,701	—	—	5,701	—	—	—	5,701
BYD Master Lease	19,162	2,947	2,462	24,571	574	401	—	25,546
BYD Belterra Lease	678	473	455	1,606	(303)	—	—	1,303
Bally's Master Lease	3,111	—	—	3,111	—	760	—	3,871
Casino Queen Lease	2,276	—	1,355	3,631	—	—	—	3,631
Total	$177,917	$51,408	$39,615	$268,940	$828	$4,259	$75	$274,102

Six Months Ended June 30, 2021	Building base rent	Land base rent	Percentage rent	Total cash rental income	Straight-line rent adjustments	Ground rent in revenue	Other rental revenue	Total rental income
Penn Master Lease	$139,703	$46,984	$49,954	$236,641	$4,463	$1,593	$12	$242,709
Amended Pinnacle Master Lease	114,358	35,628	13,389	163,375	(9,673)	3,437	—	157,139
Penn Meadows Lease	7,905	—	4,523	12,428	1,144	—	113	13,685
Penn Morgantown	—	1,500	—	1,500	—	—	—	1,500
Caesars Master Lease	31,257	11,864	—	43,121	5,179	805	—	49,105
Lumiere Place Lease	11,402	—	—	11,402	—	—	—	11,402
BYD Master Lease	38,073	5,893	4,923	48,889	1,148	775	—	50,812
BYD Belterra Lease	1,346	947	909	3,202	(605)	—	—	2,597
Bally's Master Lease	3,111	—	—	3,111	—	760	—	3,871
Casino Queen Lease	3,211	—	1,913	5,124	—	—	—	5,124
Total	$350,366	$102,816	$75,611	$528,793	$1,656	$7,370	$125	$537,944

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$138,216	$112,350	$265,400	$209,244
Losses (gains) from dispositions of property	93	(8)	93	(7)
Real estate depreciation	56,783	54,551	113,172	108,830
Funds from operations	$195,092	$166,893	$378,665	$318,067
Straight-line rent adjustments	(828)	1,678	(1,656)	10,322
Other depreciation (1)	1,367	2,839	3,679	5,123
Amortization of land rights	3,006	3,020	5,849	6,040
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,470	2,593	4,940	5,363
Stock based compensation	3,612	4,064	9,400	8,299
Losses on debt extinguishment	—	5	—	17,334
Capital maintenance expenditures (2)	(914)	(495)	(1,352)	(1,141)
Adjusted funds from operations	$203,805	$180,597	$399,525	$369,407
Interest, net	70,359	$69,201	140,648	141,009
Income tax expense (benefit)	3,549	$(840)	6,177	(521)
Capital maintenance expenditures (2)	914	$495	1,352	1,141
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,470)	$(2,593)	(4,940)	(5,363)
Adjusted EBITDA	$276,157	$246,860	$542,762	$505,673

Net income, per diluted common share	$0.59	$0.52	$1.14	$0.97
FFO, per diluted common share	$0.83	$0.77	$1.62	$1.47
AFFO, per diluted common share	$0.87	$0.84	$1.71	$1.71

Weighted average number of common shares outstanding
Diluted	234,050,329	215,931,653	233,768,296	215,868,231

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, AFFO to Adjusted EBITDA and
Adjusted EBITDA to Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$131,841	$117,268	$255,889	$213,789
Losses (gains) from dispositions of property	—	—	—	—
Real estate depreciation	56,783	54,551	113,172	108,830
Funds from operations	$188,624	$171,819	$369,061	$322,619
Straight-line rent adjustments	(828)	1,678	(1,656)	10,322
Other depreciation (1)	468	498	940	995
Amortization of land rights	3,006	3,020	5,849	6,040
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,470	2,593	4,940	5,363
Stock based compensation	3,612	4,064	9,400	8,299
Losses on debt extinguishment	—	5	—	17,334
Capital maintenance expenditures (2)	(44)	(56)	(65)	(144)
Adjusted funds from operations	$197,308	$183,621	$388,469	$370,828
Interest, net (3)	65,900	64,743	131,731	133,950
Income tax expense	204	182	496	309
Capital maintenance expenditures (2)	44	56	65	144
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,470)	(2,593)	(4,940)	(5,363)
Adjusted EBITDA	$260,986	$246,009	$515,821	$499,868

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021		2020
Adjusted EBITDA	$260,986	$246,009	$515,821		$499,868
Real estate general and administrative expenses	10,715	8,961	20,792		19,646
Stock based compensation	(3,612)	(4,064)	(9,400)		(8,299)
Cash net operating income (4)	$268,089	$250,906	$527,213	$—	$511,215

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3)  Interest, net is net of intercompany interest eliminations of $4.5 million and $8.9 million for the three and six months ended June 30, 2021 compared to $4.5 million and $7.1 million for the corresponding periods in the prior year.

(4)   Cash net operating income is rental and other property income less cash property level expenses.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
TRS Segment
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$6,375	$(4,918)	$9,511	$(4,545)
Losses (gains) from dispositions of property	93	(8)	93	(7)
Funds from operations	6,468	(4,926)	$9,604	$(4,552)
Other depreciation (1)	899	2,341	2,739	4,128
Capital maintenance expenditures (2)	(870)	(439)	(1,287)	(997)
Adjusted funds from operations	6,497	(3,024)	$11,056	$(1,421)
Interest, net	4,459	4,458	$8,917	$7,059
Income tax expense (benefit)	3,345	(1,022)	$5,681	$(830)
Capital maintenance expenditures (2)	870	439	$1,287	$997
Adjusted EBITDA	$15,171	$851	$26,941	$5,805

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2021	December 31, 2020
Assets
Real estate investments, net	$7,820,070	$7,287,158
Property and equipment, used in operations, net	79,077	80,618
Assets held for sale	142,939	61,448
Real estate of Tropicana Las Vegas, net	—	304,831
Right-of-use assets and land rights, net	865,392	769,197
Cash and cash equivalents	147,594	486,451
Prepaid expenses	2,152	2,098
Deferred tax assets, net	5,668	5,690
Other assets	36,427	36,877
Total assets	$9,099,319	$9,034,368

Liabilities
Accounts payable	$585	$375
Accrued expenses	2,167	398
Accrued interest	70,598	72,285
Accrued salaries and wages	3,404	5,849
Gaming, property, and other taxes	295	146
Lease liabilities	186,928	152,203
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	5,759,561	5,754,689
Deferred rental revenue	331,405	333,061
Deferred tax liabilities	380	359
Other liabilities	42,265	39,985
Total liabilities	6,397,588	6,359,350

Shareholders’ equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at June 30, 2021 and December 31, 2020)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 234,288,809 and 232,452,220 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively)	2,343	2,325
Additional paid-in capital	4,354,643	4,284,789
Accumulated deficit	(1,655,255)	(1,612,096)
Total shareholders’ equity	2,701,731	2,675,018
Total liabilities and shareholders’ equity	$9,099,319	$9,034,368

Debt Capitalization

The Company had $147.6 million of unrestricted cash and $5.76 billion in total debt at June 30, 2021.  The Company’s debt structure as of June 30, 2021 was as follows:

	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $1,175 Million Revolver Due May 2023 (1)	1.9	—%	—
Unsecured Term Loan A-2 Due May 2023 (1)	1.9	1.57%	424,019
Senior Unsecured Notes Due November 2023	2.3	5.38%	500,000
Senior Unsecured Notes Due September 2024	3.2	3.35%	400,000
Senior Unsecured Notes Due June 2025	3.9	5.25%	850,000
Senior Unsecured Notes Due April 2026	4.8	5.38%	975,000
Senior Unsecured Notes Due June 2028	6.9	5.75%	500,000
Senior Unsecured Notes Due January 2029	7.6	5.30%	750,000
Senior Unsecured Notes Due January 2030	8.6	4.00%	700,000
Senior Unsecured Notes Due January 2031	9.6	4.00%	700,000
Finance lease liability	5.2	4.78%	793
Total long-term debt			5,799,812
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(40,251)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			5,759,561
Weighted average	5.7	4.63%

(1)  The rate on the term loan facility and revolver is LIBOR plus 1.50%.

Rating Agency - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Properties

Description	Location	Date Acquired	Tenant/Operator
PENN Master Lease (19 Properties)
Hollywood Casino Lawrenceburg	Lawrenceburg, IN	11/1/2013	PENN
Hollywood Casino Aurora	Aurora, IL	11/1/2013	PENN
Hollywood Casino Joliet	Joliet, IL	11/1/2013	PENN
Argosy Casino Alton	Alton, IL	11/1/2013	PENN
Hollywood Casino Toledo	Toledo, OH	11/1/2013	PENN
Hollywood Casino Columbus	Columbus, OH	11/1/2013	PENN
Hollywood Casino at Charles Town Races	Charles Town, WV	11/1/2013	PENN
Hollywood Casino at Penn National Race Course	Grantville, PA	11/1/2013	PENN
M Resort	Henderson, NV	11/1/2013	PENN
Hollywood Casino Bangor	Bangor, ME	11/1/2013	PENN
Zia Park Casino	Hobbs, NM	11/1/2013	PENN
Hollywood Casino Gulf Coast	Bay St. Louis, MS	11/1/2013	PENN
Argosy Casino Riverside	Riverside, MO	11/1/2013	PENN
Hollywood Casino Tunica	Tunica, MS	11/1/2013	PENN
Boomtown Biloxi	Biloxi, MS	11/1/2013	PENN
Hollywood Casino St. Louis	Maryland Heights, MO	11/1/2013	PENN
Hollywood Gaming Casino at Dayton Raceway	Dayton, OH	11/1/2013	PENN
Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH	11/1/2013	PENN
1st Jackpot Casino	Tunica, MS	5/1/2017	PENN
Amended Pinnacle Master Lease (12 Properties)
Ameristar Black Hawk	Black Hawk, CO	4/28/2016	PENN
Ameristar East Chicago	East Chicago, IN	4/28/2016	PENN
Ameristar Council Bluffs	Council Bluffs, IA	4/28/2016	PENN
L'Auberge Baton Rouge	Baton Rouge, LA	4/28/2016	PENN
Boomtown Bossier City	Bossier City, LA	4/28/2016	PENN
L'Auberge Lake Charles	Lake Charles, LA	4/28/2016	PENN
Boomtown New Orleans	New Orleans, LA	4/28/2016	PENN
Ameristar Vicksburg	Vicksburg, MS	4/28/2016	PENN
River City Casino & Hotel	St. Louis, MO	4/28/2016	PENN
Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV	4/28/2016	PENN
Plainridge Park Casino	Plainridge, MA	10/15/2018	PENN
CZR Master Lease (6 Properties)
Tropicana Atlantic City	Atlantic City, NJ	10/1/2018	CZR
Tropicana Laughlin	Laughlin, NV	10/1/2018	CZR
Trop Casino Greenville	Greenville, MS	10/1/2018	CZR
Belle of Baton Rouge	Baton Rouge, LA	10/1/2018	CZR
Isle Casino Hotel Bettendorf	Bettendorf, IA	12/18/2020	CZR
Isle Casino Hotel Waterloo	Waterloo, IA	12/18/2020	CZR
BYD Master Lease (3 Properties)
Belterra Casino Resort	Florence, IN	4/28/2016	BYD
Ameristar Kansas City	Kansas City, MO	4/28/2016	BYD
Ameristar St. Charles	St. Charles, MO	4/28/2016	BYD
Bally's Master Lease ( 2 properties)
Tropicana Evansville	Evansville, IN	06/03/2021	BALY
Dover Downs	Dover, DE	06/03/2021	BALY
Single Asset Leases
Belterra Park Gaming & Entertainment Center	Cincinnati, OH	10/15/2018	BYD
Lumière Place	St. Louis, MO	10/1/2018	CZR
The Meadows Racetrack and Casino	Washington, PA	9/9/2016	PENN
Hollywood Casino Morgantown	Morgantown, PA	10/1/2020	PENN
Casino Queen	East St. Louis, IL	1/23/2014	Casino Queen
TRS Segment
Hollywood Casino Baton Rouge	Baton Rouge, LA	11/1/2013	GLPI
Hollywood Casino Perryville	Perryville, MD	11/1/2013	GLPI
Tropicana Las Vegas	Las Vegas, NV	4/16/2020	PENN

Lease Information

	Master Leases
	PENN Master Lease	PENN Amended Pinnacle Master Lease	Caesars Amended and Restated Master Lease	BYD Master Lease	Bally's Master Lease
Property Count	19	12	6	3	2
Number of States Represented	10	8	5	2	2
Commencement Date	11/1/2013	4/28/2016	10/1/2018	10/15/2018	6/3/2021
Lease Expiration Date	10/31/2033	4/30/2031	9/30/2038	04/30/2026	06/02/2036
Remaining Renewal Terms	15 (3x5 years)	20 (4x5 years)	20 (4x5 years)	25 (5x5 years)	20 (4x5 years)
Corporate Guarantee	Yes	Yes	Yes	No	Yes
Master Lease with Cross Collateralization	Yes	Yes	Yes	Yes	Yes
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage (1)	1.1	1.2	1.2	1.4	1.35
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	2%	(3)	2%	(4)
Coverage ratio at March 31, 2021 (2)	1.53	1.54	1.22	1.89	N/A
Minimum Escalator Coverage Governor	1.8	1.8	N/A	1.8	N/A
Yearly Anniversary for Realization	November	May	October	May	June
Percentage Rent Reset Details
Reset Frequency	5 years	2 years	N/A	2 years	N/A
Next Reset	November 2023	May 2022	N/A	May 2022	N/A

(1)    In support of our tenants, compliance with this ratio has been waived for all periods impacted by COVID-19. The Bally's Master Lease ratio declines to 1.20 once annual rent reaches $60 million.

(2)    Information with respect to our tenants' rent coverage was provided by our tenants as of March 31, 2021. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

(3)    In the third lease year the annual building base rent became $62.1 million and the annual land component was increased to $23.6 million. Building base rent shall be increased by 1.25% annually in the 5th and 6th lease year, 1.75% in the 7th and 8th lease year, and 2% in the 9th lease year and each year thereafter. On December 18, 2020, the Company and Caesars completed an Exchange Agreement (the "Exchange Agreement") with subsidiaries of Caesars in which Caesars transferred to the Company the real estate assets of Waterloo and Bettendorf in exchange for the transfer by the Company to Caesars of the real property assets of Tropicana Evansville, plus a cash payment of $5.7 million. In connection with the Exchange Agreement, the annual building base rent was increased to $62.5 million and the annual land component was increased to $23.7 million.

(4)    If the CPI increase is at least 0.5% for any lease year, then the rent under the Bally's Master Lease shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

Lease Information

Single Property Leases
	Belterra Park Lease operated by BYD	PENN-Meadows Lease	Lumière Place Lease operated by CZR	Casino Queen Lease	PENN - Morgantown Lease
Commencement Date	10/15/2018	9/9/2016	9/29/2020	1/23/2014	10/1/2020
Lease Expiration Date	04/30/2026	9/30/2026	10/31/2033	1/23/2029	10/31/2040
Remaining Renewal Terms	25 (5x5 years)	19 (3x5years, 1x4 years)	20 (4x5 years)	20 (4x5 years)	30 (6x5 years)
Corporate Guarantee	No	Yes	Yes	No	Yes
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage (1)	1.4	1.2	1.2	1.4	N/A
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes	N/A
Escalator Details
Yearly Base Rent Escalator Maximum	2%	5% (2)	2%	2%	1.5%
Coverage ratio at March 31, 2021 (3)	2.56	0.87	1.93	0.94	N/A
Minimum Escalator Coverage Governor	1.8	2.0	1.2 (4)	1.8	N/A
Yearly Anniversary for Realization	May	October	October	February	TBD
Percentage Rent Reset Details
Reset Frequency	2 years	2 years	N/A	5 years	N/A
Next Reset	May 2022	October 2022	N/A	February 2024	N/A

(1)    In support of our tenants, compliance with this ratio has been waived for all periods impacted by COVID-19.

(2)    Meadows contains an annual escalator for up to 5% of the base rent, if certain rent coverage ratio thresholds are met, which remains at 5% until the earlier of 10 years or the year in which total rent is $31 million, at which point the escalator is reduced to 2%.

(3)    Information with respect to our tenants' rent coverage was provided by our tenants as of March 31, 2021. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

(4)     For the first five lease years after which time the ratio increases to 1.8.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. The Company believes FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Cash NOI is rental and other property income, inclusive of rent credits recognized in connection with the Tropicana Las Vegas transaction, less cash property level expenses. Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain generally accepted accounting principles (“GAAP”) adjustments to rental revenue, such as straight-line rent adjustments and non-cash ground lease income and expense. It is management's view that Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, straight-line rent adjustments and losses on debt extinguishment reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, gains or losses from sales of property, stock based compensation expense, straight-line rent adjustments, the amortization of land rights, and losses on debt extinguishment. For financial reporting and debt covenant purposes, the Company includes the amounts of non-cash rents earned in FFO, AFFO, and Adjusted EBITDA. Finally, we have defined Cash NOI as Adjusted EBITDA for the REIT excluding real estate general and administrative expenses and including stock based compensation expense and (gains) or losses from sales of property.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share, Adjusted EBITDA and Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our receipt of rent payments and rent escalation in future periods, the impact of pending transactions and the potential for future transactions. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the effect of pandemics, such as COVID-19, on GLPI as a result of the impact of such pandemics on the business operations of GLPI’s tenants and their continued ability to pay rent in a timely manner or at all; GLPI’s ability to successfully consummate the announced transactions with Bally's, and Casino Queen, including the ability of the parties to satisfy the various conditions to closing, including receipt of all required regulatory approvals, or other delays or impediments to completing the proposed transactions; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI's ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact
Gaming and Leisure Properties, Inc.            Investor Relations
Matthew Demchyk, Chief Investment Officer        Joseph Jaffoni, Richard Land, James Leahy at JCIR
610/401-2900                        212/835-8500
investorinquiries@glpropinc.com                glpi@jcir.com